UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, the Compensation Committee (the “Committee”) of the board of directors (the “Board”) of The Providence Service Corporation (the “Company”), took the following actions that will effect compensation for its executive officers, in 2009.

Executive Compensation

The executive salary parity recommendations provided by Mercer (US) Inc. (“Mercer”) and adopted in 2008 by the Committee related to executive compensation, which would have required executive compensation increases for 2009 have been suspended. For 2008, the Committee engaged Mercer as its independent outside compensation consultant to provide information, analyses, and advice regarding matters related to the chief executive officer and other executive officer compensation. All recommendations were developed with the Committee’s intention of providing 75th percentile total compensation for the Company’s executive officers based upon an executive compensation comparison among similar companies. Prior to these recommendations for 2008, the Company’s executive compensation program approximated the 25th percentile of the market survey data analyzed by Mercer. The Committee’s actions in 2008 fixed executive compensation at the 50th percentile. If the Committee had implemented the Mercer recommendations for 2009 the difference between the 50th percentile and the 75th percentile for total compensation for the Company’s executive officers (consisting of base salary, bonus and equity grants) would be approximately $1.9 million.

In January 2008, the Committee established an annual incentive compensation program (the “Annual Plan”) as part of the overall compensation of the Company’s executive officers (as recommended by Mercer noted above) whereby each of the executive officers is eligible to participate. Under the Annual Plan, a cash bonus with a target of 100% of the annual base salary for Fletcher Jay McCusker, the Company’s Chief Executive Officer and 75% of the annual base salary for each of Michael N. Deitch, the Company’s Chief Financial Officer, Fred Furman, the Company’s Executive Vice President and General Counsel, and Craig A. Norris, the Company’s Chief Operating Officer, if earned, may be paid annually to each of these executive officers. The Annual Plan provides that 20%of the potential cash bonus is based on individual performance and 80% of the potential cash bonus is based on the achievement of earnings per share, or EPS, measures for the Company which have been established by the Committee.

As an additional part of the decision to suspend the Mercer recommendations described above, for 2009 the Committee has also eliminated the potential bonus under the Annual Plan relating to the achievement of EPS. The Committee has retained the individual performance potential bonus portion of the Annual Plan for 2009.

Stock-based Compensation

In order to better align the interests of its executives and shareholders the Committee awarded restricted stock grants under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) on December 30, 2008 to Messrs. McCusker, Deitch, Furman, and Norris. Pursuant to these awards Mr. McCusker received 80,000 shares of restricted stock and Messrs. Deitch, Furman and Norris each received 60,000 shares of restricted stock. Further, each non-employee member of the Board was awarded 30,000 shares of restricted stock. All of these awards vest immediately.

The Committee also elected to accelerate the vesting dates of all unvested stock options and restricted stock previously awarded to eligible employees and consultants under the 2006 Plan, including stock options and restricted stock granted to the Company’s executive officers and non-employee members of the Board. All other terms of the stock options and restricted stock previously awarded will remain the same.

As a result of this action, options to purchase approximately 515,712 shares of the Company’s common stock and restricted stock awards representing 506,473 shares of the Company’s common stock vested in full effective December 30, 2008 as follows:

	Stock Options
	Aggregate number of shares issuable under accelerated options	Weighted-average exercise price per share	Aggregate number of restricted stock shares vested
Non-employee Directors	66,668	$25.52	133,336
Executive Officers as a group	125,743	$26.14	346,944
Other employees	323,301	$13.18	26,193

Total	515,712		506,473

The closing market price of the Company’s common stock on December 30, 2008 was $1.33 and approximately 59,000 options subject to this acceleration have economic value to the holder. Upon the acceleration of all of the options described above effective December 30, 2008 there were options to purchase approximately 578,312 shares of the Company’s common stock exercisable with a weighted-average exercise price of $18.83 per share outstanding under the 2006 Plan.

As a result of the acceleration of vesting of these stock options and restricted stock awards including the grants of restricted stock awards on December 30, 2008, the Company anticipates that stock based compensation expense of approximately $5.8 million will be included in the Company’s fourth quarter results of operations for 2008 (rather than in future periods), of which approximately $3.8 million is expected to be attributable to stock options and restricted stock held by executive management and non-employee directors. This anticipated expense is expected to reduce fully diluted earnings per share by approximately $0.27 per share for 2008. As a result of the vesting acceleration the Company estimates that it will not recognize approximately $3 million of stock-based compensation expense in 2009 that otherwise would have been recognized in such year.

Employment Agreements

On December 30, 2008, the Committee approved amending the employment agreements previously entered into on March 22, 2007 with Messrs. McCusker, Deitch, Furman, and Norris to include a death benefit as a long term retention incentive. The exact amount and terms of such death benefit will be determined by the Committee at a future date. In addition, the Committee approved an amendment to the employment agreements to remove the limitation of payment provisions (specified in Internal Revenue Code Section 162(m)(1)) triggered by a “Change of Control,” which is defined in the employment agreements but which generally means a change in the ownership of effective control or in the ownership of a substantial portion of the Company’s assets. The Committee did not remove or amend the existing limitation of payment provisions in the employment agreements relating to “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code).

The disclosure in this Current Report of any compensatory plan, contract or arrangement, or any amendment of any compensatory plan, contract or arrangement, or any grant or award under any plan, contract or arrangement, shall not constitute an admission that any such plan, contract, arrangement, amendment, grant or award is material.

Forward Looking Statements

Certain statements in this report, such as any statements about the Company’s expectations about results of operations, including earnings per share, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the beliefs and assumptions of the Company’s management as of the date hereof based on information currently available to the Company’s management and involve a number of known and unknown risks, uncertainties and other factors which may cause the Company’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. Use of words such as “expects”, “estimates” and “anticipates” or similar expressions indicate a forward-looking statement and include, among others, those statements regarding the estimated compensation charges in the fourth quarter of 2008 and compensation charges accelerated from 2009 to 2008. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. See the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, for a discussion of certain risks associated with the Company’s business. The Company undertakes no obligation to update any forward-looking statement contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: January 2, 2009	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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